Exhibit 3.3
JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS
Effective as of November 7, 2025

JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS

Table of Contents
(continued)
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Table of Contents
(continued)

Page
Section 8.04. Orders for Payment of Money	29
Section 8.05. Voting as Stockholder	29
Section 8.06. Fiscal Year	29
Section 8.07. Seal	29
Section 8.08. Books and Records; Inspection	29
Section 8.09. Electronic Transmission	29
Section 8.10. Reinsurance	29
Section 8.11. Majority of Votes Cast	30
ARTICLE IX AMENDMENT OF BY-LAWS	30
Section 9.01. Amendment	30
ARTICLE X CONSTRUCTION	30
Section 10.01. Construction	30
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JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS
As effective as of November 7, 2025
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.01.    Annual Meetings. An annual meeting of the stockholders of James River Group Holdings, Inc. (the “Corporation”), for the election of directors to succeed directors whose terms expire and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place, if any, and time as exclusively may be fixed from time to time by (i) resolution of the Corporation’s board of directors (the “Board”), (ii) the Chairperson of the Board (the “Chairperson”), (iii) any two or more directors or (iv) any director together with the secretary of the Corporation (the “Secretary”), as set forth in the notice or waiver of notice of the meeting. In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these by-laws (the “By-laws”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.02.    Special Meetings. A special meeting of the stockholders for any purpose may be called by (i) resolution of the Board, (ii) the Chairperson, (iii) any two or more directors, (iv) any director together with the Secretary or (v) the holders of at least ten percent (10%) of all issued and outstanding common stock entitled to vote at a meeting of stockholders, provided that such stockholders submit written notice to the Secretary in compliance with Section 1.13(a) of these By-laws. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. In lieu of holding a special meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these By-laws. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board pursuant to sections (i), (ii), (iii) and (iv) of this Section 1.02 of these By-laws.

Section 1.03.    Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications (including by webcast), and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication (including by webcast). Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication (including by webcast); provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 1.04.    Notice of Meetings; Waiver of Notice.
(a)    The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than fifteen (15) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice may contain such other information as may be required by law or as may be deemed appropriate by the Chairperson, the Secretary or the Board. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.
(b)    A written waiver of notice of the time, place and purpose of any meeting signed by a stockholder entitled to notice or a waiver by electronic transmission by a stockholder entitled to notice, whether given before or after the meeting time stated in such notice or in any manner that may be permitted under DGCL, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the stockholder objects to considering the matter when it is presented.
Section 1.05.    Record Dates. The Board may fix in advance a record date for the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining stockholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. In such case only the stockholders that shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. Nothing in this By-law shall affect the rights of a stockholder and his or her transferee or transferor as between themselves.
Section 1.06.    Proxies.
(a)    Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A stockholder who is the holder of two or more shares may appoint more than one proxy to represent him or her and vote on his or her behalf in respect of different shares.
(b)    A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.09 of these By-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. Notwithstanding the foregoing, a stockholder may grant a proxy in any manner authorized by the laws of the State of Delaware.

(c)    No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.
Section 1.07.    Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and certify, no later than ten (10) days before each meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order within each class and series and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list hall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation in the manner required by the DGCL and other applicable law. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to which stockholders are entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
Section 1.08.    Quorum. Except as otherwise required by law or by the certificate of incorporation of the Corporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”), the presence in person or by proxy of the holders of record of a majority of all issued and outstanding stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.10 of these By-laws until a quorum shall attend. When the holders of a class or series of shares are entitled to vote separately on an item of business, this By-law applies in determining the presence of a quorum of the class or series for transacting the item of business.

Section 1.09.    Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting, or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Votes may be cast orally or in writing. All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority of the votes cast, unless otherwise expressly provided by express provision of the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these By-laws, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, the election of directors shall be decided by the affirmative vote of the holders of at least a majority of votes cast, except that if the number of persons validly proposed for re-election or election as a director exceeds the number of positions available for the election of directors, then the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors. The stockholders do not have the right to cumulate their vote for the election of directors.
Section 1.10.    Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, whether or not a quorum is present, to reconvene at the same or some other place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are (i) announced at the meeting at which the adjournment is taken, or (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these By-laws shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.11.    Organization; Procedure.
(a)    Unless otherwise agreed by a majority of those attending and entitled to vote thereat or approved by the Board in advance of the meeting, the Chairperson (if present), and if not, the Chief Executive Officer of the Company (if present), shall act as chairman of the meeting at all general meetings. In their absence, a chairperson of the meeting may be appointed by the Board or, if not so appointed by the Board, shall be appointed or elected by those present at the meeting and entitled to vote. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person shall announce at the meeting the date and time of the opening and the closing of the polls for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(b)    Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law. They shall also (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.
Section 1.12.    Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of action at an annual or special meeting of stockholders.
Section 1.13.    Notice of Stockholder Proposals and Nominations.
(a)    Annual Meetings of Stockholders.
(i)    Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.04 of these By-laws, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.13(a) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting.
(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.13(a)(i) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than twenty-five (25) days from such anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a–8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph 1.13(a)(ii) or paragraph (b) of this Section 1.13 of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and the rules and regulations promulgated thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iii)    Notwithstanding anything in Section 1.13(a)(ii) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary date of the preceding year’s annual meeting, then a stockholder’s notice under this Section 1.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a Committee appointed by the Board for such purpose or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.13(b) and at the date of the meeting who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.13(a)(ii) of these By-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    General.
(i)    Except as set forth in the Investment Agreement, dated as of February 24, 2022, by and between the Corporation and GPC Partners Investments (Thames) LP (the “Investor”), as amended (the “Investment Agreement”), only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.13), and (y) if any proposed nomination or business is not in compliance with this Section 1.13, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.
(ii)    If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.13 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Board that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the last sentence of this paragraph), then such stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees of such stockholder may have been received by the Corporation. A stockholder of record, beneficial owner, or proponent person must notify the Corporation if it no longer intends to solicit proxies in accordance with the representations it has made to the Corporation regarding proxy solicitation and compliance with Rule 14a-19 or otherwise fails to timely satisfy the requirements of Rule 14a-19. A stockholder may not present a nomination (and any nominee shall be disqualified from standing for election as a nominee of such stockholder) if such stockholder of record, the beneficial owner on whose behalf such stockholder gave notice, or any proponent person or nominee breaches a representation required by these Bylaws or fails to comply with the requirements set forth in this Section 1.13 or applicable law or provides incomplete, false or misleading information to the Corporation. Upon request by the Corporation, if any stockholder of record provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
(iii)    Whenever used in these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, PR Newswire, Businesswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(iv)    Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13. Nothing in this Section 1.13 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.
(v)    The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.
(vi)    Notwithstanding anything to the contrary contained in this Section 1.13, for as long as the Investment Agreement remains in effect, the Investor shall not be subject to the notice procedures set forth in paragraphs 1.13(a)(ii), 1.13(a)(iii) or 1.13(b) of this Section 1.13 with respect to any annual or special meeting of stockholders.

ARTICLE II
BOARD OF DIRECTORS
Section 2.01.    General Powers. Except as may otherwise be provided by law or the Certificate of Incorporation or by these By-laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. Except as otherwise provided in these By-laws, the directors shall act only as a Board, and the individual directors shall have no power as such.
Section 2.02.    Number and Term of Office. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, the entire Board will be composed of not less than five (5) and not more than fifteen (15) members, each of whom shall be a natural person. The precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board within such limit but in no event may the number of directors of the Corporation be less than one. Directors shall be elected annually for a one-year term expiring at the next annual general meeting. No reduction in the size of the Board shall shorten the term in office of any director in office at the time of such reduction.
Section 2.03.    Annual and Regular Meetings of the Board. Regular meetings of the Board shall be held on such dates, and at such times and places the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors.
Section 2.04.    Special Meetings. Special meetings of the Board shall be held whenever called by the Chairperson or, in the event of his or her absence or disability, by the Secretary, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.
Section 2.05.    Notice of Meetings; Waiver of Notice.
(a)    Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.08 of these By-laws. Notices shall be given personally, or by email, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)    A written waiver of notice of time, place and purpose of any meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, or in any manner that may be permitted under DGCL is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened and does not thereafter vote for or assent to any action taken at the meeting.
Section 2.06.    Quorum; Voting. At all meetings of the Board, the presence of a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Section 2.07.    Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 2.08.    Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Section 2.09.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board and these minutes and written consent shall be reviewed at the next regular meeting of said Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.10.    Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate.

Section 2.11.    Resignations of Directors. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairperson, Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.
Section 2.12.    Removal of Directors. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, a director may be removed in the manner set forth in the Certificate of Incorporation and applicable law.
Section 2.13.    Vacancies and Newly Created Directorships. Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.
Section 2.14.    Compensation. Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, the directors shall be entitled to compensation for their services as determined by the Board or a committee thereof. The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.
Section 2.15.    Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III
COMMITTEES
Section 3.01.    Designation of Committees. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate (collectively, the “Committees”). Each Committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by the majority of the total number of directors then in office and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by the Board, but no Committee shall have any power or authority: (a) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; (b) to adopt, amend or repeal any of these By-laws; (c) as may otherwise be excluded by law or by the Certificate of Incorporation; or (d) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series). Any Committee may be abolished or re-designated from time to time by the Board.
Section 3.02.    Members and Alternate Members. The members of each Committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the Committee. An alternate member shall be given all notices of Committee meetings, may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.
Section 3.03.    Committee Procedures. A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these By-laws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-laws or rules and regulations adopted by the Board.
Section 3.04.    Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-laws, with such By-laws being deemed to refer to the Committee and its members in lieu of the Board and its members:
(a)    Section 2.03 (to the extent relating to place and time of regular meetings);
(b)    Section 2.04 (relating to special meetings);
(c)    Section 2.05 (relating to notice and waiver of notice);

(d)    Sections 2.07 and 2.09 (relating to telephonic communication and action without a meeting); and
(e)    Section 2.08 (relating to adjournment and notice of adjournment).
Special meetings of Committees may also be called by resolution of the Board.
Section 3.05.    Resignations and Removals. Any member (and any alternate member) of any Committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, or by submitting an electronic transmission to the Chairperson, Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any Committee may be removed from such position by a majority of the number of directors of the Board then in office at any time, either for or without cause.
Section 3.06.    Vacancies. If a vacancy occurs in any Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) may continue to act if a quorum is present. A Committee vacancy may be filled only by the Board subject to Section 3.01 of these By-laws.
ARTICLE IV
OFFICERS
Section 4.01.    Officers. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer and a Secretary. The Board may also elect a Treasurer, one or more Presidents, Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not concurrently hold both the office of Chief Executive Officer and Secretary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. An officer may be but need not be a director of the Corporation. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these By-laws.

Section 4.02.    Election. The officers of the Corporation elected by the Board shall serve at the pleasure of the Board and shall hold office for the term for which they are elected or appointed. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.07) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.
Section 4.03.    Compensation. The salaries and other compensation of all executive officers of the Corporation (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) shall be fixed by the Board or in the manner established by the Board.
Section 4.04.    Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board or by the Chief Executive Officer as permitted pursuant to Section 4.07. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. The removal of an officer or subordinate officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the Chief Executive Officer.
Section 4.05.    Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-laws, (c) to the extent not inconsistent with law or these By-laws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.
Section 4.06.    Chairperson of the Board. The Board may elect from among its members a chairperson. The Chairperson, if the office is filled, shall preside at all meetings of the stockholders and of the Board at which the Chairperson is present. He or she shall also perform such other duties as may be delegated to him or her from time to time by the Board through the affirmative vote of a majority of the total number of directors then in office. The Board may remove the Chairperson from such position at any time for any reason through the affirmative vote of a majority of the total number of directors then in office.

Section 4.07.    Chief Executive Officer. The Chief Executive Officer shall, unless otherwise provided by the Board, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, unless otherwise specified by the Board. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. Except as otherwise determined by the Board, he or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe. In the absence or disability of the Chairperson, or if such office has not been filled, the Chief Executive Officer also shall perform the duties of the Chairperson as set forth in these By-laws.
Section 4.08.    Vice Presidents. Unless otherwise determined by the Board, if one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer. In the event of absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.
Section 4.09.    Secretary. Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:
(a)    The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.
(b)    The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.
(c)    Whenever any Committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such Committee.

(d)    The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.
(e)    The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.
(f)    The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class or series issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.
(g)    The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.
(h)    The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-laws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer.
(i)    The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the Board disapproves the delegation.
Section 4.10.    Treasurer. Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the chief financial officer of the Corporation and shall have the following powers and duties:
(a)    The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.
(b)    The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer to make such determinations.

(c)    The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.
(d)    The Treasurer shall render to the Board or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.
(e)    The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.
(f)    The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.
(g)    The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-laws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer.
(h)    The Treasurer may delegate any of the duties, powers, and authorities of the Treasurer to one or more Assistant Treasurers, unless the Board disapproves the delegation.
Section 4.11.    Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board or Chief Executive Officer may prescribe.
ARTICLE V
CAPITAL STOCK
Section 5.01.    Issuance of Shares. The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board shall deem advisable, subject to the Certificate of Incorporation and any requirements of the laws of the state of Delaware.

Section 5.02.    Certificates of Stock, Uncertificated Shares. Unless otherwise provided by a resolution of the Board of Directors, shares of the Corporation shall be issued in uncertificated form. Notwithstanding the foregoing, every holder of uncertificated shares may at the direction of the Board be permitted to receive upon request, a certificate signed by the appropriate officers of the Corporation, representing the number and class of shares registered in certificate form and owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.
Section 5.03.    Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.02 of these By-laws may be in facsimile, engraved, or printed form to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 5.04.    Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Section 5.05.    Transfer of Stock.
(a)    Subject to any lawful restrictions on transfer of shares that may be contained in the Certificate of Incorporation or these By-laws, transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law, whereby the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares shall be made on the books of the Corporation as provided by applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) and 218(a) of the DGCL. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
(b)    The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.06.    Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, and to the fullest extent permitted by law the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or of such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
Section 5.07.    Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE VI
INDEMNIFICATION
Section 6.01.    Indemnification.
(a)    In General. The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, including all appeals (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the Corporation, or (y) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the Corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(i)    in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; or
(ii)    in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.
(b)    Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise (including without limitation, settlement of any proceeding with or without payment of money or other consideration or the termination of any issue or matter in such proceeding by dismissal with or without prejudice) in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(c)    Indemnification in Respect of Proceedings Instituted by Indemnitee. Notwithstanding anything herein to the contrary, Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-laws.
Section 6.02.    Advance of Expenses. The Corporation shall to the fullest extent permitted by law advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding unless (i) the use of counsel chosen by the Corporation to represent such director or officer would present such counsel with an actual or potential conflict of interest, (ii) the named parties in such proceeding (including any impleaded parties) include the Corporation and such director or officer concludes that there may be one or more legal defense available to him or her that are different from or in addition to those available to the Corporation or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case such director or officer shall be entitled to retain separate counsel. A provision in the Certificate of Incorporation, these By-laws, a resolution by the Board or the stockholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
Section 6.03.    Procedure for Indemnification. Any indemnification under Section 6.01 of these By-laws or any advance of expenses under Section 6.02 of these By-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these By-laws in respect of a proceeding only to the extent that both the expenses and liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 30 days of the receipt of such request by the Corporation. All reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation.
Section 6.04    Burden of Proof
(a)    In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(b)    In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-laws.
Section 6.05.    Contract Right; Non-Exclusivity; Survival.
(a)    The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.
(b)    The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise, provided, that to the extent that an indemnitee is entitled to be indemnified by the Corporation pursuant to this Article and by any stockholder of the Corporation or any affiliate of any such stockholder (other than the Corporation) under any other agreement or instrument, or by any insurer under a policy maintained by such stockholder or affiliate, the obligations of the Corporation pursuant to this Article shall be primary, and the obligations of such stockholder, affiliate or insurer secondary and the Corporation shall not be entitled to contribution or indemnification from or subrogation against such stockholder of affiliate. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
(c)    The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.
Section 6.06.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. If at any time (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of the director or officer’s capacity on behalf of the Corporation or

(ii) neither the Corporation nor any of its subsidiaries maintains any such insurance, the Corporation shall ensure that such director or officer is covered, with respect to acts and omissions prior to such time, for at least six years (or such shorter period as is available on commercially reasonable terms) from such time, by other directors and officers liability insurance, in amounts and on terms no less favorable to such director or officer than the amounts and terms of the liability insurance maintained by the Corporation on the date hereof. Notwithstanding the foregoing, such director or officer shall not be obligated to seek recovery under any insurance policies of the Corporation. Nothing in this section shall preclude the Corporation from purchasing additional insurance coverage for independent directors.
Section 6.07.    Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the Corporation may reasonably request to secure such rights, including the execution of such documents as the Corporation may reasonably request to enable the Corporation effectively to bring suit to enforce such rights.
Section 6.08.    Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify and advance expenses of any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
Section 6.09.    Interpretation; Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.10.    Changes in Delaware Law. If there is any change of the Delaware statutory provisions applicable to the Corporation relating to the subject matter of Article VI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 9.01, the Board is authorized to amend these By-laws to conform to any such changed statutory provisions.

ARTICLE VII
OFFICES
Section 7.01.    Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Corporation’s Certificate of Incorporation.
Section 7.02.    Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01.    Dividends.
(a)    Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property or shares of the Corporation’s stock.
(b)    A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Section 8.02.    Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation and the Corporation’s stockholders, and the Board may similarly modify or abolish any such reserve.
Section 8.03.    Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04.    Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the Board may from time to time designate.
Section 8.05.    Voting as Stockholder. Unless otherwise determined by resolution of the Board, the Chief Executive Officer, President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any entity in which the Corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.
Section 8.06.    Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate in each case on December 31, unless otherwise fixed by the Board by resolution.
Section 8.07.    Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “State of Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
Section 8.08.    Books and Records; Inspection. The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its stockholders, Board, and committees, if any, and the stock ledgers and lists of stockholders, as the Board shall deem advisable and as shall be required by the laws of the state of Delaware and other states or jurisdictions empowered to impose such requirements. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.
Section 8.09.    Electronic Transmission. “Electronic transmission,” as used in these By-laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 8.10.    Reinsurance. The Board shall have the right to reinsure any or all of the Corporation’s liabilities under any or all of its policies or contracts, subject to the laws of the State of Delaware.

Section 8.11.    Majority of Votes Cast. As used in these By-laws, (i) a “majority of the votes cast” means that the number of votes “for” a proposal or director must exceed the number of votes “against” that proposal or director and (ii) “votes cast” shall include only votes cast by shares represented in person or by proxy at the meeting and entitled to vote on the proposal or election of directors, and shall exclude abstentions.
ARTICLE IX
AMENDMENT OF BY-LAWS
Section 9.01.    Amendment. Subject to the provisions of the Certificate of Incorporation, these By-laws may be amended, altered or repealed, or new by-laws may be adopted by the affirmative vote of at least a majority of the directors then in office at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws at any annual or special general meeting, provided that any such action will require the affirmative vote of the majority of votes cast. Notwithstanding the foregoing, no amendment, alteration or repeal of Article VI of these By-laws shall adversely affect any right or protection existing under these By-laws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.
ARTICLE X
CONSTRUCTION
Section 10.01.    Construction. In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.
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